Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, Jan. 27, 2009 – Waddell & Reed Financial, Inc. (NYSE: WDR) today reported financial results for the fourth quarter of 2008, which include significant restructuring, impairment and special charges due to the recent crisis in the financial markets, resulting in a 21% sequential decline in assets under management.  Management believes these charges are highly unusual and a direct result of the above mentioned market action.

For the fourth quarter of 2008, the Company reported a net loss of $0.7 million, or ($0.01) per share.  Excluding unusual and non-recurring charges, fourth quarter net income would have been $17.4 million, or $0.21 per diluted share compared to net income of $33.4 million, or $0.40 per diluted share during the third quarter.  The comparative fourth quarter of 2007 had net income of $35.1 million, or $0.42 per diluted share.  In addition to reporting results in accordance with generally accepted accounting principles (“GAAP”), management believes adjusting results to exclude unusual charges provides investors with important data for evaluating results and financial performance compared to other periods.  A schedule reconciling GAAP net income and earnings per share to adjust results is provided on page 6.

Restructuring, Impairment and Special Charges

The last five months of 2008 were among the most difficult in the history of the financial markets.  As a direct result of the financial crisis, we have experienced a severe decline in assets under management and associated revenues.  Lower asset levels and forecasted revenues, and maintaining an acceptable level of profitability were largely the factors that lead to the following charges:

•                  $16.5 million restructuring charge consisting primarily of severance costs associated with our voluntary separation program.

•                  $7.9 million of bonus accrual reversal to reflect lower bonus awards in 2008.

•                  $6.5 million impairment charge reducing our deferred acquisition cost asset due to lower level of assets under management.

•                  $7.2 million goodwill impairment charge for our subsidiary Austin Calvert and Flavin.

•                  $2.1 million charge related to the settlement of miscellaneous litigation and other matters.

The following table provides after-tax and per-share information on each item:

	In thousands	Per share
GAAP Net Loss	$(730)	$(0.01)
Restructuring, impairment and special charges (net of taxes)
Restructuring	10,524	0.12
Bonus adjustment	(5,052)	(0.06)
Write down of DAC	4,114	0.05
Impairment charge	7,222	0.09
Miscellanous charge	1,354	0.02
Adjusted Net Income	$17,432	$0.21
Weighted average shares outstanding - diluted		82,218

Business Discussion

Management commentary

“The ongoing financial crisis provided the backdrop for an extremely difficult quarter,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Market action impacting our operating results was the most severe I’ve observed in my career and probably marks the most acute sequential quarterly decline in assets under management in our Company’s 70 year history.  The steps we took during the quarter position us to deal more effectively with the market environment and the management of our business.”

Advisors channel

Gross sales during the quarter were $705 million, a 19% decline compared to the third quarter and a 30% decline compared to the same period last year.  Net outflows were $254 million compared to inflows of $6 million during the third quarter of 2008 and outflows of $2 million during the fourth quarter of 2007.

Wholesale channel

Gross sales were $1.9 billion during the quarter compared to $3.7 billion and $4.0 billion during the third quarter of 2008 and fourth quarter of 2007, respectively.  Net outflows of $1.8 billion compared to inflows of $1.0 billion during the third quarter of 2008 and $3.0 billion during the fourth quarter of 2007.

Institutional channel

Gross sales during the quarter were $439 million, a 22% decline compared to the third quarter of 2008 and a 60% decline compared to the fourth quarter of 2007.  Flows were positive in each comparative period with net inflows of $80 million in the current period, $283 million during the third quarter of 2008 and $768 million during the fourth quarter of 2007.

Management Fee Revenue Analysis

We earn management fee revenues by providing investment management services to our retail funds and institutional clients.  These revenues are based on the amount of average assets under management and influenced by asset composition, sales, redemptions, and financial market conditions.

Average assets under management declined 28% on a sequential quarter basis and 23% compared to last year’s fourth quarter.  A lower effective management fee rate also impacted revenues.  The effective management fee rate declined to 62.8 basis points in the current quarter compared to 64.2 basis points and 66.9 basis points in the third quarter of 2008 and fourth quarter of 2007, respectively.  The decline in rate is due to a mix-shift in assets under management to lower fee products, including money market and fixed income products that now equate to 15.3% of average assets under management compared to 10.5% during the fourth quarter of 2007.

Underwriting and Distribution Revenue and Expense Analysis

Advisors channel

On a sequential basis, the decline in revenues was largely due to lower asset-based fees as average assets under management declined 25% since September 30th.  Partly offsetting this decline were higher sales of insurance products and, to a lesser degree, higher financial planning fees.  Direct expenses dropped in correlation with lower levels of assets under management, while lower sales convention and management bonus costs led to a slight decline in indirect expenses, despite an increase in health care costs.

Compared to last year’s fourth quarter, revenues declined on a combination of lower asset-based fees and lower front-load sales volume.  Slightly offsetting this decline were higher asset-based fees in our asset allocation products and higher sales of insurance products.  Direct expenses were lower due to a decline in sales volume and lower assets under management.  Indirect expenses remained largely unchanged.

Wholesale channel

Sequentially, the decline in revenue was largely due to lower asset-based service and distribution fees.  Higher contingent deferred sales charges collected on early redemptions of mutual fund assets partially offset this decline in revenues.  Direct expenses declined due to lower asset-based service and distribution costs and largely offset by the write down of deferred acquisition costs in this year’s fourth quarter.  Indirect expenses declined due to lower meeting and travel costs.

Compared to the same period last year, revenues increased slightly as lower front-load sales commission revenues partially offset higher contingent deferred sales charges collected on early withdrawal of mutual fund assets.  Direct expenses were relatively unchanged.  Lower asset-based service and distribution costs were almost entirely offset by the write down of deferred acquisition costs during the current quarter.  Indirect expenses were largely unchanged.

Compensation and Related Expense Analysis

Compensation and related costs were lower compared to both the third quarter of 2008 and the fourth quarter of 2007 due to a reversal of previously accrued bonuses and an overall lower bonus pool this year to reflect market and economic conditions that developed during the second half of 2008.

General and Administrative Expense Analysis

The increase in general and administrative costs, compared to both the third quarter of 2008 and the fourth quarter of 2007, was due primarily to the restructuring charge associated with our voluntary separation program.  A total of 169 employees accepted the voluntary separation program, which for most was effective by December 31, 2008.  While the cost of this restructuring was recorded in general and administrative expense, the savings in future periods will primarily be in compensation expense and indirect underwriting and distribution expense.  We also experienced higher costs in the Wholesale channel, including charges for expense limitation on certain smaller funds and higher fees to distribution partners.

Subadvisory Fees

Subadvisory fees declined compared to both the third quarter of 2008 and the fourth quarter of 2007 due to the decline in subadvised assets under management.  Subadvised average assets under management were $5.0 billion in the current quarter, compared to $10.6 billion during the third quarter of 2008 and $12.0 billion during the fourth quarter of 2007.

Investment and Other Income/Loss

During the current quarter, we recorded an investment and other income loss of $0.3 million due primarily to mark-to-market adjustments in our mutual fund trading portfolios.  These losses were substantially offset by dividends and capital gains and to a lesser extent, interest income.

Tax Rate

During the quarter, our effective tax rate increased to 121.6%, compared to 36.2% in the previous quarter, and 36.8% during last year’s comparable period.  This increase was primarily the result of the ACF goodwill impairment charge recorded during the quarter, which is non-deductible for tax purposes.

Balance Sheet Information

Cash and cash equivalents and investment securities were $269 million (excluding $49 million held for the benefit of customers segregated in compliance with federal and other regulations).  We have no short-term borrowings against our $175 million credit facility.

Stockholders’ equity was $320 million and there were 84.9 million shares outstanding.  During the quarter, we repurchased 0.6 million shares on the open market or privately at an aggregate cost of $9.1 million for an annual total of 3.3 million shares and total aggregate cost of $93.0 million.

Unaudited Schedule of Operating Data

	2007				2008
(Amounts in thousands, except for per share data)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$82,860	$89,383	$94,806	$105,296	$102,972	$112,583	$107,911	$76,397
Underwriting and distribution fees	84,016	88,556	92,168	106,345	106,111	114,254	107,054	89,343
Shareholder service fees	22,623	23,347	23,678	24,476	24,986	25,946	26,259	25,304
Total operating revenues	189,499	201,286	210,652	236,117	234,069	252,783	241,224	191,044
Operating Expenses:
Underwriting and distribution	94,397	99,528	105,604	122,745	124,777	132,292	125,589	114,164
Compensation and related costs	26,932	28,312	28,760	31,901	34,346	32,870	30,701	21,140
General and administrative	10,083	11,840	12,745	13,819	13,833	14,731	14,912	32,894
Subadvisory fees	9,215	10,638	11,459	12,532	11,834	13,037	10,866	5,385
Depreciation	3,043	3,062	3,167	3,140	3,140	3,188	3,389	3,481
Goodwill impairment	0	0	0	0	0	0	0	7,222
Total operating expenses	143,670	153,380	161,735	184,137	187,930	196,118	185,457	184,286
Operating Income:	45,829	47,906	48,917	51,980	46,139	56,665	55,767	6,758
Investment and other income	2,480	2,609	4,831	6,532	2,186	1,817	(530)	(295)
Interest expense	(2,984)	(2,982)	(2,984)	(2,974)	(2,978)	(2,982)	(2,984)	(3,143)
Income before taxes	45,325	47,533	50,764	55,538	45,347	55,500	52,253	3,320
Provision for taxes	16,598	17,827	18,797	20,441	17,006	20,313	18,888	4,050
Net Income	$28,727	$29,706	$31,967	$35,097	$28,341	$35,187	$33,365	$(730)
Net income per share	0.35	0.36	0.39	0.42	0.33	0.42	0.40	(0.01)
Weighted average shares outstanding - basic								81,320
Weighted average shares outstanding - diluted	82,803	82,323	82,099	83,676	84,964	84,594	83,611
Operating margin	24.2%	23.8%	23.2%	22.0%	19.7%	22.4%	23.1%	3.5%

Underwriting and Distribution

	2007				2008
(Amounts in thousands)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Revenues	$56,807	$57,839	$57,728	$65,836	$61,677	$63,812	$57,968	$51,886
Expenses
Direct	39,340	40,173	39,539	44,461	42,712	44,872	40,106	35,493
Indirect	20,775	20,057	21,145	22,800	22,616	23,588	23,428	22,752
Total expenses	$60,115	$60,230	$60,684	$67,261	$65,328	$68,460	$63,534	$58,245
Margin	-5.8%	-4.1%	-5.1%	-2.2%	-5.9%	-7.3%	-9.6%	-12.3%
Wholesale Channel (Third-Party)
Revenues	$12,968	$15,609	$19,271	$25,343	$30,345	$35,905	$36,242	$26,156
Expenses
Direct	16,951	20,025	25,340	35,253	39,595	43,307	41,520	38,133
Indirect	5,001	6,158	6,304	6,820	7,252	7,372	8,539	7,011
Total expenses	$21,952	$26,183	$31,644	$42,073	$46,847	$50,679	$50,059	$45,144
Wholesale Channel (Legend)
Revenues	$14,241	$15,108	$15,169	$15,166	$14,089	$14,537	$12,844	$11,301
Expenses
Direct	9,478	10,165	10,158	10,046	9,423	9,695	8,526	7,623
Indirect	2,852	2,950	3,118	3,365	3,179	3,458	3,470	3,152
Total expenses	$12,330	$13,115	$13,276	$13,411	$12,602	$13,153	$11,996	$10,775
Consolidated Total
Revenues	$84,016	$88,556	$92,168	$106,345	$106,111	$114,254	$107,054	$89,343
Expenses
Direct	65,769	70,363	75,037	89,760	91,730	97,874	90,152	81,249
Indirect	28,628	29,165	30,567	32,985	33,047	34,418	35,437	32,915
Total expenses	$94,397	$99,528	$105,604	$122,745	$124,777	$132,292	$125,589	$114,164

Adjusted Results

Reconciliation to GAAP

(Amounts in thousands except for per share data)

	Three Months Ended December 31, 2008
	GAAP	Adjustments	Adjusted
Operating Revenues:
Investment management fees	$76,397	$—	$76,397
Underwriting and distribution fees	89,343	—	89,343
Shareholder service fees	25,304	—	25,304
Total operating revenues	191,044	—	191,044
Operating Expenses:
Underwriting and distribution	114,164	(6,567)	107,597
Compensation and related costs	21,140	7,463	28,603
General and administrative	32,894	(18,098)	14,796
Subadvisory fees	5,385	—	5,385
Depreciation	3,481	—	3,481
Goodwill impairment	7,222	(7,222)	—
Total operating expense	184,286	(24,424)	159,862
Operating Income	6,758	24,424	31,182
Investment and other income	(295)	—	(295)
Interest expense	(3,143)	—	(3,143)
Income before provision for income taxes	3,320	24,424	27,744
Provision for income taxes	4,050	6,262	10,312
Net Income	(730)	18,162	17,432
Net income per share	(0.01)	0.22	0.21
Weighted average shares outstanding - basic	81,320
Weighted average shares outstanding - diluted		82,218	82,218

Changes in Assets Under Management

	2007				2008
(Amounts in millions)	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Advisors Channel
Beginning assets	$29,905	$30,427	$32,153	$34,069	$34,562	$32,075	$32,687	$28,505
Sales (net of commissions)	783	866	902	1,000	1,048	1,100	871	705
Redemptions	(915)	(1,027)	(922)	(965)	(917)	(914)	(904)	(1,036)
Net sales	(132)	(161)	(20)	35	131	186	(33)	(331)
Net exchanges	(39)	(46)	(67)	(29)	(67)	(36)	(27)	(20)
Reinvested dividends & capital gains	65	108	80	(8)	69	93	66	97
Net flows	(106)	(99)	(7)	(2)	133	243	6	(254)
Market action	628	1,825	1,923	495	(2,620)	369	(4,188)	(4,779)
Ending assets	$30,427	$32,153	$34,069	$34,562	$32,075	$32,687	$28,505	$23,472

Wholesale Channel
Beginning assets	$10,819	$11,996	$14,247	$17,405	$21,537	$24,532	$28,948	$23,353
Sales (net of commissions)	1,300	1,703	2,500	3,967	5,413	4,574	3,743	1,869
Redemptions	(596)	(635)	(701)	(863)	(1,171)	(1,243)	(2,714)	(3,413)
Net sales	704	1,068	1,799	3,104	4,242	3,331	1,029	(1,544)
Net exchanges	37	45	65	27	65	35	24	21
Reinvested dividends & capital gains	12	35	18	(89)	6	31	(9)	(299)
Net flows	753	1,148	1,882	3,042	4,313	3,397	1,044	(1,822)
Market action	424	1,103	1,276	1,090	(1,318)	1,019	(6,639)	(4,042)
Ending assets	$11,996	$14,247	$17,405	$21,537	$24,532	$28,948	$23,353	$17,489

Institutional Channel
Beginning assets	$7,677	$7,315	$7,564	$7,908	$8,769	$8,285	$8,489	$7,926
Sales (net of commissions)	353	137	282	1,111	696	664	560	439
Redemptions	(899)	(319)	(542)	(368)	(365)	(497)	(303)	(396)
Net sales	(546)	(182)	(260)	743	331	167	257	43
Net exchanges	0	0	0	0	0	0	0	0
Reinvested dividends & capital gains	28	28	24	25	27	29	26	37
Net flows	(518)	(154)	(236)	768	358	196	283	80
Market action	156	403	580	93	(842)	8	(846)	(1,483)
Ending assets	$7,315	$7,564	$7,908	$8,769	$8,285	$8,489	$7,926	$6,523

Consolidated Total
Beginning assets	$48,401	$49,738	$53,964	$59,382	$64,868	$64,892	$70,124	$59,784
Sales (net of commissions)	2,436	2,706	3,684	6,078	7,157	6,338	5,174	3,013
Redemptions	(2,410)	(1,981)	(2,165)	(2,196)	(2,453)	(2,654)	(3,921)	(4,845)
Net sales	26	725	1,519	3,882	4,704	3,684	1,253	(1,832)
Net exchanges	(2)	(1)	(2)	(2)	(2)	(1)	(3)	1
Reinvested dividends & capital gains	105	171	122	(72)	102	153	83	(165)
Net flows	129	895	1,639	3,808	4,804	3,836	1,333	(1,996)
Market action	1,208	3,331	3,779	1,678	(4,780)	1,396	(11,673)	(10,304)
Ending assets	$49,738	$53,964	$59,382	$64,868	$64,892	$70,124	$59,784	$47,484

Supplemental Information

	2007				2008
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Redemption rates - long term assets
Advisors	9.8%	10.0%	8.8%	8.0%	8.4%	7.7%	8.2%	12.2%
Wholesale	21.0%	18.8%	17.9%	17.3%	20.6%	18.0%	39.3%	75.2%
Institutional	48.0%	17.0%	28.4%	17.4%	17.5%	23.4%	14.3%	22.9%
Total	18.4%	13.3%	14.1%	12.2%	14.0%	13.8%	21.9%	37.7%

Sales per advisor (000s)
Total	252	305	296	334	351	357	272	199
2+ Years	371	434	439	505	548	538	412	309
0 to 2 Years	77	102	91	94	100	105	84	56

Gross production per advisor (000s)	16.1	15.9	15.2	17.4	17.2	17.4	15.0	14.6

Number of advisors	2,171	2,175	2,273	2,293	2,235	2,285	2,357	2,366

Number of shareholder accounts (000s)	2,969	3,047	3,142	3,275	3,432	3,638	3,736	3,662

Number of shareholders (000s)	663	688	696	720	757	850	878	863

Fund Rankings
	1 Year	3 Years	5 Years
Lipper
Equity funds
Top quartile	52%	53%	64%
Top half	70%	87%	93%

Equity assets
Top quartile	33%	74%	78%
Top half	79%	89%	91%

Fixed income funds
Top quartile	50%	50%	38%
Top half	71%	71%	85%

Fixed income funds
Top quartile	58%	64%	32%
Top half	83%	83%	94%

All funds
Top quartile	52%	52%	58%
Top half	70%	84%	91%

All assets
Top quartile	36%	72%	72%
Top half	79%	88%	92%

MorningStar
% of funds with 4 or 5 stars
Equity funds	56%	56%	63%
All funds	49%	49%	55%

% of assets with 4 or 5 stars
Equity funds	75%	73%	78%
All funds	67%	65%	70%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, January 27, 2009 at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Corporate” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for 7 days.

Web site Resources

We invite you to visit the “Corporate” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional channel (including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolio, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, which include, without limitation:

•	Loss of existing distribution channels or inability to access new distribution channels;

•

A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•	Investors’ failure to renew our investment management or subadvisory agreements, or the terms of any such renewals being on unfavorable terms;

•	A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•	The unsuccessful implementation of new systems or business technology platforms, or such implementations not being timely or cost effective; and

•

Changes in, or non-compliance with, laws, regulations or legal, regulatory, accounting, tax or compliance requirements or governmental policies applicable to the investment management and broker/dealer industries.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2007 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2008.  All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.